UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported) September 29, 2010
G&K Services, Inc.

(Exact Name of Registrant as Specified in Charter)

Minnesota	0-4063	41-0449530

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5995 Opus Parkway, Minnetonka, MN	55343

(Address of Principal Executive Offices)	(Zip Code)
Registrant’s telephone number, including area code (952) 912-5500

n/a

(Former Name or Former Address, if Changed Since Last Report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
     ☐ Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
     ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
     ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
     ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.
On September 29, 2010, G&K Services, Inc. (the “Company”), as initial servicer, and G&K Receivables Corp., a subsidiary of the Company, as borrower (the “Borrower”), entered into a Second Amended and Restated Loan Agreement, including the Sixth Amended and Restated Fee Letter executed in connection therewith (the “Loan Agreement”) with Three Pillars Funding LLC, as lender (the “Lender”), SunTrust Robinson Humphrey, Inc., as administrator (“Administrator”), and SunTrust Bank, as LC Issuer. Capitalized terms used but not defined herein have the meanings set forth in the Loan Agreement. The Loan Agreement replaces that certain Amended and Restated Loan Agreement dated as of October 1, 2008 among the Company, the Borrower, the Lender and Administrator, as amended by Amendment No. 1 thereto dated September 30, 2009 (the “Prior Loan Agreement”).
The primary purpose of entering into the Loan Agreement and replacing the Prior Loan Agreement was to (i) make conforming changes in connection with the prior reduction of the facility limit to $40 million effective July 1, 2010; (ii) make available an amount not exceeding $15 million under the facility for the issuance of letters of credit (subject to the aggregate $40 million facility limit); and (iii) add three additional subsidiaries of the Company as parties to the related intercompany receivables sale agreement to increase the borrowing base. The Loan Agreement is initially scheduled to expire on September 28, 2011.
Under the Loan Agreement, the Lender will make loans to the Borrower on a revolving basis from time to time in such amounts requested by the Borrower up to $40 million or the amount of the applicable borrowing base, if less. The amount of funds available under the Loan Agreement will be based upon the amount of eligible receivables and various reserves required by the Loan Agreement, but will not exceed the $40 million facility limit. Accordingly, availability may fluctuate over time given changes in eligible receivables balances and calculation of reserves. As long as a termination event under the Loan Agreement has not occurred, the Company will service, administer and collect the receivables under the Loan Agreement.
During that period of time when the Lender is funding the loan through the issuance of commercial paper to third parties, the Borrower will be required to pay interest at a rate per annum equal to a margin of 0.85%, plus the average annual interest rate for such commercial paper.
The following fees are payable in connection with the Loan Agreement:
•	The Borrower is required to pay to Administrator, for the account of the Lender and its Liquidity Banks (in such proportions as they may from time to time agree upon), a fully-earned and non-refundable fee equal to (i) (A) (x) the product of 102% and the Facility Limit less (y) the Credit Exposure on such day (such portion, the “Utilized Amount”) divided by (B) 360, times, (ii) (A) if the Utilized Amount is greater than or equal to 50% of the Facility Limit, 0.30% and (B) if the Utilized Amount is less than 50% of the Facility Limit, 0.45% (such fee, the “Unused Fee”). The Unused Fee accrues daily and is payable monthly in arrears on each Distribution Date.

•	Monthly in arrears, on each Distribution Date, the Borrower is required to pay to the Administrator, for the benefit of the LC Issuer, a letter of credit fee at a rate per annum equal to 0.95% (computed on the basis of a year of 360 days and the actual number of days elapsed) applied to the daily average face amount of Letters of Credit outstanding during such calendar month. In addition, the Borrower is required to pay to the LC Issuer for its own account the LC Issuer’s standard issuance, drawing, negotiation, amendment, assignment, and other administrative fees for each Letter of Credit as established by the LC Issuer from time to time.
The Loan Agreement contains representations, warranties, covenants, and indemnities customary for facilities of this type.
This summary is qualified in its entirety by references to the terms of the Loan Agreement attached hereto as Exhibit 10.1 which is incorporated herein by reference.
Item 1.02. Termination of a Material Definitive Agreement.
In connection with the Loan Agreement, the Prior Loan Agreement was superseded and replaced on September 29, 2010.
Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
See Item 1.01 above, the provisions of which are incorporated herein by reference.
Item 9.01. Financial Statements and Exhibits.
     (d) Exhibits

10.1	Second Amended and Restated Loan Agreement dated September 29, 2010 among G&K Services, Inc., as initial servicer, G&K Receivables Corp., as borrower, Three Pillars Funding LLC, as lender, SunTrust Robinson Humphrey, Inc., as administrator, and SunTrust Bank, as LC Issuer

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

G&K SERVICES, INC.
Date: October 4, 2010	By:	/s/ Jeffrey L. Cotter
		Name:	Jeffrey L. Cotter
		Its:	Vice President, General Counsel and Corporate Secretary

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